Exhibit 99.1

Interactive Intelligence Reports First Quarter 2012 Financial Results

Recurring revenues up 31 percent to 52 percent of total revenues
Cloud-based orders increase to 29 percent of total orders
Cloud-based revenues increase 81 percent

INDIANAPOLIS, April 25, 2012 -- Interactive Intelligence Group Inc. (Nasdaq: ININ), a global provider of unified IP business communications solutions, has announced financial results for its first quarter ended March 31, 2012.

“Our first quarter was highlighted by rapid growth in cloud-based revenue, which continues to have a positive impact on the growth and scale of our overall recurring revenues,” said Interactive Intelligence founder and CEO, Dr. Donald Brown. “For the first quarter, a higher mix of cloud-based orders and the structure of certain product orders resulted in more revenues being deferred to future quarters. These factors also contributed to the 49 percent year-over-year growth in our total billed and unbilled deferred revenues. We are optimistic about our outlook for the remainder of the year, and we are maintaining our revenue, order growth and profitability guidance for 2012.”

Brown added: “Our pipeline of opportunities is strong and growing, and we believe we are well positioned to leverage the sales and marketing, and research and development investments we are making in our business. We continue to gain share at the high end of the contact center market, and we believe our continued success in winning large cloud customers supports our view that we have a sustainable long-term advantage in the fastest growing segment of the overall contact center market.”

First Quarter 2012 Financial Highlights:

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Orders: Cloud-based orders increased 19 percent and total orders increased 6 percent, both compared to the first quarter of 2011. The company signed 60 new customers during the first quarter of 2012, including 11 new customers for its cloud-based offering. The average new customer cloud-based order was $748,000, up from $488,000 during the same quarter last year.

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Revenues: Total revenues were $52.8 million, an increase of 11 percent on a year-over-year basis. Recurring revenues, which include both maintenance and cloud revenues, increased 31 percent to $27.6 million and accounted for 52 percent of total revenues. Cloud-based revenues increased 81 percent year-over-year to $5.0 million. Product revenues were $19.4 million and services revenues were $5.7 million, compared to $20.4 million and $6.2 million, respectively, for the first quarter of last year.

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Total Deferred Revenues: Deferred revenues increased to $77.8 million as of March 31, 2012 compared to $61.0 million as of March 31, 2011. The amount of unbilled future cloud-based revenues as of March 31, 2012 increased to $40.6 million from $18.6 million as of March 31, 2011. The combination of deferred revenues and unbilled future cloud revenues was $118.4 million as of March 31, 2012, up 49 percent compared to $79.6 million as of March 31, 2011.

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Operating Income: GAAP operating income for the first quarter was $0.3 million, compared to $4.9 million for the first quarter of 2011. Non-GAAP operating income was $2.4 million, compared to $6.8 million for the first quarter of 2011. The year-over-year decline in operating income was primarily due to the shift toward cloud-based orders, which are recognized over the life of the contract. In addition, as previously discussed, the company increased investments in sales and marketing and research and development during the first quarter of 2012 to expand its product leadership and its share in the cloud-based market.

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Net Income: GAAP net income for the first quarter was $0.2 million, or $0.01 per diluted share based on a 34 percent effective tax rate and 20.0 million weighted average shares outstanding. This compares to GAAP net income of $3.1 million, or $0.16 per diluted share based on a 35.5 percent effective tax rate and 19.8 million weighted average shares outstanding for the same period last year.

Non-GAAP net income for the first quarter was $1.9 million, or $0.09 per diluted share based on a 24 percent annual effective non-GAAP tax rate. This compares to non-GAAP net income of $5.5 million, or $0.28 per diluted share for the same period last year.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial statement tables included with this press release. An explanation of these measures is also included below under the heading “Non-GAAP Measures.”

Additional First Quarter 2012 and Recent Highlights:

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The company acquired certain assets of its South African reseller, ATIO Corp. Pty Ltd. in January, and acquired its Netherlands reseller, Brightware B.V. in April, continuing its strategy of growing its operations in key international markets.

-	CRM magazine named Interactive Intelligence Contact Center Infrastructure Service Leader winner for 2012, beating out larger competitors based on company direction, customer satisfaction and cost.

Interactive Intelligence will host a conference call today at 4:30 p.m. Eastern time (EDT) to review the company’s financial results for the first quarter of 2012. To access the teleconference, please dial 1 877.324.1969 at least five minutes prior to the start of the call. Ask for the teleconference by the following name: "Interactive Intelligence first quarter earnings call."

The teleconference will also be broadcast live on the company's investor relations' page at http://investors.inin.com. An archive of the teleconference will be posted following the call.

About Interactive Intelligence
Interactive Intelligence Group Inc. (Nasdaq: ININ) is a global provider of contact center automation, unified communications, and business process automation software and services. The company’s unified IP business communications solutions, which can be deployed on-premise or via the cloud, are ideal for industries such as financial services, insurance, outsourcers, collections, and utilities. Interactive Intelligence was founded in 1994 and has more than 4,500 customers worldwide. The company is among Forbes Magazine’s 2011 Best Small Companies in America and Software Magazine’s 2011 Top 500 Global Software and Service Providers. It employs more than 1,000 people and is headquartered in Indianapolis, Indiana. The company has offices throughout North America, Latin America, Europe, Middle East, Africa and Asia Pacific. Interactive Intelligence can be reached at +1 317.872.3000 or info@inin.com; on the Net: www.inin.com.

Non-GAAP Measures
The non-GAAP measures shown in this release include revenue which was not recognized on a GAAP basis due to purchase accounting adjustments and exclude non-cash stock-based compensation expense for stock options, the amortization of certain intangible assets related to acquisitions by the company and non-cash income tax expense. Reconciliations of these non-GAAP measures to the most directly comparable GAAP measures are included with the financial information included in this press release. These measures are not in accordance with, or an alternative for, GAAP and may be different from non-GAAP measures used by other companies. Stock-based compensation expense and amortization of intangibles related to acquisitions are non-cash and certain amounts of income tax expense are non-cash. Management believes that the presentation of non-GAAP results, when shown in conjunction with corresponding GAAP measures, provides useful information to management and investors regarding financial and business trends related to the company's results of operations. Further, management believes that these non-GAAP measures improve management's and investors' ability to compare the company's financial performance with other companies in the technology industry. Because stock-based compensation expense, non-cash income tax expense amounts and amortization of intangibles related to acquisitions can vary significantly between companies, it is useful to compare results excluding these amounts. Management also uses financial statements that exclude stock-based compensation expense related to stock options, non-cash income tax amounts and amortization of intangibles related to acquisitions for its internal budgets.

This release may contain certain forward-looking statements that involve a number of risks and uncertainties. Among the factors that could cause actual results to differ materially are the following: rapid technological changes in the industry; the company's ability to maintain profitability; to manage successfully its growth; to manage successfully its increasingly complex third-party relationships resulting from the software and hardware components being licensed or sold with its solutions; to maintain successful relationships with certain suppliers which may be impacted by the competition in the technology industry; to maintain successful relationships with its current and any new partners; to maintain and improve its current products; to develop new products; to protect its proprietary rights adequately; to successfully integrate acquired businesses; and other factors described in the company's SEC filings, including the company's latest annual report on Form 10-K.

Interactive Intelligence is the owner of the marks INTERACTIVE INTELLIGENCE, its associated LOGO and numerous other marks. All other trademarks mentioned in this document are the property of their respective owners.

ININ-G

Contacts:
Stephen R. Head
Chief Financial Officer
Interactive Intelligence
+1 317.715.8412
steve.head@inin.com

Seth Potter
Investor Relations
ICR, Inc.
+1 646.277.1230
seth.potter@icrinc.com

Christine Holley
Senior Director of Market Communications
Interactive Intelligence
+1 317.715.8220
christine.holley@inin.com

Interactive Intelligence Group, Inc.
Condensed Consolidated Statements of Income
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended
	March 31,
	2012	2011
Revenues:
Product	$19,435	$20,424
Recurring	27,639	21,088
Services	5,694	6,218
Total revenues	52,768	47,730
Costs of revenues:
Product	5,652	6,196
Recurring	7,240	5,282
Services	4,574	3,712
Amortization of intangible assets	35	35
Total cost of revenues	17,501	15,225
Gross profit	35,267	32,505
Operating expenses:
Sales and marketing	17,422	14,157
Research and development	10,380	8,147
General and administrative	6,888	5,095
Amortization of intangible assets	301	184
Total operating expenses	34,991	27,583
Operating income	276	4,922
Other income (expense):
Interest income, net	182	43
Other expense	(184)	(166)
Total other income (expense)	(2)	(123)
Income before income taxes	274	4,799
Income tax expense	85	1,704
Net income	$189	$3,095

Net income per share:
Basic	$0.01	$0.17
Diluted	0.01	0.16

Shares used to compute net income per share:
Basic	19,099	18,417
Diluted	20,020	19,780

Interactive Intelligence Group, Inc.
Reconciliation of Supplemental Financial Information
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended
	March 31,
	2012	2011

Recurring revenue, as reported	$27,639	$21,088
Purchase accounting adjustments	130	59
Non-GAAP recurring revenue	$27,769	$21,147

Recurring revenue gross profit as reported	$20,399	$15,806
Purchase accounting adjustments	130	59
Non-cash stock-based compensation expense	122	105
Non-GAAP recurring revenue gross profit	$20,651	$15,970
Non-GAAP recurring revenue gross margin	74.4%	75.5%
	.
Services revenue, as reported	$5,694	$6,218
Purchase accounting adjustments	-	31
Non-GAAP services revenue	$5,694	$6,249

Services revenue gross profit as reported	$1,120	$2,506
Purchase accounting adjustments	-	31
Non-cash stock-based compensation expense	34	25
Non-GAAP services revenue gross profit	$1,154	$2,562
Non-GAAP services revenue gross margin	20.3%	41.0%

Total revenue, as reported	$52,768	$47,730
Purchase accounting adjustments	130	90
Non-GAAP total revenue	$52,898	$47,820

Operating income, as reported	$276	$4,922
Purchase accounting adjustments	588	510
Non-cash stock-based compensation expense	1,579	1,318
Non-GAAP operating income	$2,443	$6,750
Non-GAAP operating margin	4.6%	14.1%

Net income, as reported	$189	$3,095
Purchase accounting adjustments:
Increase to revenues:
Recurring	130	59
Services	-	31
Reduction of operating expenses:
Customer relationships	256	139
Technology	35	35
Non-compete agreements	45	45
Acquisition costs	122	201
Total	588	510
Non-cash stock-based compensation expense:
Cost of recurring revenues	122	105
Cost of services revenues	34	25
Sales and marketing	533	392
Research and development	397	408
General and administrative	493	388
Total	1,579	1,318
Non-cash income tax expense	(501)	549
Non-GAAP net income	$1,855	$5,472

Diluted EPS, as reported	$0.01	$0.16
Purchase accounting adjustments	0.03	0.03
Non-cash stock-based compensation expense	0.08	0.07
Non-cash income tax expense	(0.03)	0.02
Non-GAAP diluted EPS	$0.09	$0.28

Interactive Intelligence Group, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	March 31,	December 31,
	2012	2011
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$25,616	$28,465
Short-term investments	39,076	40,589
Accounts receivable, net	51,679	56,331
Deferred tax assets, net	8,303	8,952
Prepaid expenses	11,910	11,474
Other current assets	5,120	4,966
Total current assets	141,704	150,777
Long-term investments	24,440	23,415
Property and equipment, net	19,454	18,304
Goodwill	28,494	22,696
Intangible assets, net	16,071	15,029
Other assets, net	2,423	2,581
Total assets	$232,586	$232,802

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable and accrued liabilities	$13,329	$16,545
Accrued compensation and related expenses	6,209	8,870
Deferred product revenues	4,633	3,870
Deferred services revenues	58,441	57,423
Total current liabilities	82,612	86,708
Deferred revenue	14,708	14,141
Deferred tax liabilities, net	876	1,688
Other long-term liabilities	300	291
Total liabilities	98,496	102,828

Shareholders' equity:
Preferred stock	-	-
Common stock	192	190
Additional paid-in-capital	122,956	119,644
Accumulated other comprehensive income (loss)	420	(193)
Retained earnings	10,522	10,333
Total shareholders' equity	134,090	129,974
Total liabilities and shareholders' equity	$232,586	$232,802

Interactive Intelligence Group, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended
	March 31,
	2012	2011

Operating activities:
Net income	$189	$3,095
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation, amortization and other non-cash items	2,051	1,481
Stock-based compensation expense	1,579	1,318
Tax benefits from stock-based payment arrangements	(70)	(862)
Deferred income tax	(163)	34
Accretion of investment income	112	(682)
Gain on disposal of fixed assets	25	-
Changes in operating assets and liabilities:
Accounts receivable	5,771	(49)
Prepaid expenses	(394)	(1,311)
Other current assets	(154)	272
Other assets	158	(128)
Accounts payable and accrued liabilities	(2,973)	(1,598)
Accrued compensation and related expenses	(2,835)	(1,585)
Deferred product revenues	518	1,793
Deferred services revenues	605	4,889
Net cash provided by operating activities	4,419	6,667

Investing activities:
Sales of available-for-sale investments	21,908	21,028
Purchases of available-for-sale investments	(21,300)	(22,740)
Purchases of property and equipment	(2,569)	(2,139)
Acquisition, net of cash	(7,042)	(4,111)
Unrealized gain on investment	-	26
Net cash used in investing activities	(9,003)	(7,936)

Financing activities:
Proceeds from stock options exercised	1,271	3,881
Proceeds from issuance of common stock	141	96
Employee taxes withheld for restricted stock units	253	-
Tax benefits from stock-based payment arrangements	70	862
Net cash provided by financing activities	1,735	4,839

Net (decrease) increase in cash and cash equivalents	(2,849)	3,570
Cash and cash equivalents, beginning of period	28,465	48,300
Cash and cash equivalents, end of period	$25,616	$51,870

Cash paid during the period for:
Income taxes	$2,094	$842

Other non-cash item:
Purchases of property and equipment payable at end of period	$(234)	$(746)

Supplemental Data
(Dollars in thousands)
unaudited

	2011					2012
	Q1	Q2	Q3	Q4	Total	Q1

Margins (GAAP):
Product	70.2%	73.9%	69.9%	78.7%	73.5%	70.9%
Recurring	74.5%	73.6%	73.2%	74.5%	74.0%	73.8%
Services	40.3%	28.0%	27.9%	22.7%	29.9%	19.7%
Overall	68.1%	68.9%	66.7%	71.1%	68.8%	66.8%

Year-over-year Revenue Growth (GAAP):
Product	31.5%	33.7%	7.3%	9.0%	18.7%	-4.8%
Recurring	30.3%	35.1%	45.7%	22.8%	33.0%	31.1%
Services	87.7%	30.4%	26.3%	4.3%	31.6%	-8.4%
Overall	36.3%	33.9%	24.6%	13.9%	26.0%	10.6%

Orders:
Over $1 million	3	5	3	6	17	6
Between $250,000 and $1 million	24	27	14	31	96	11

Number of new customers	65	81	54	101	301	60

Average new customer order:
Overall	$275	$240	$316	$257	$267	$237
Cloud-based	488	282	3,691	689	720	748